Exhibit 99.1

For Further Information: John P. Jordan Executive Vice President & CFO 203.740.5671 jjordan@photronics.com

Press Release

Photronics Reports Full Year and Fourth Quarter Fiscal 2021 Results

BROOKFIELD, Conn. December 8, 2021 (GLOBE NEWSWIRE) — Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in photomask technologies and solutions, today reported financial results for its full year and fourth quarter fiscal 2021 ended October 31, 2021.

“Photronics achieved a fourth consecutive year of record revenue, as demand for our design-driven products accelerated and we fully ramped new flat panel display capacity,” said Peter Kirlin, chief executive officer.  “We made strategic investments in 2021 that have positioned us to achieve organic growth as market trends such as the increase in demand from Asia foundries and the adoption of advanced display technologies in mobile applications have driven the market higher.”

Full Year 2021 Results

•	Revenue of $663.8 million was a record for the fourth consecutive year, up 9% compared with 2020
•	Net income attributable to Photronics, Inc. shareholders was $55.4 million, or $0.89 per diluted share
•	Cash provided by operating activities was $150.8 million, capex was $103.5 million, share repurchases were $48.3 million, and ending cash balance was $276.7 million

Fourth Quarter 2021 Results

•	Revenue was $181.3 million, the third consecutive quarterly record, up 6% sequentially and 21% year-over-year
•
Net income attributable to Photronics, Inc. shareholders was $19.8 million ($0.33 per diluted share), compared with $17.1 million ($0.28 per diluted share) for the third quarter of 2021 and $6.5 million ($0.10 per diluted share) for the fourth quarter of 2020

Full year integrated circuit (IC) revenue was $460.2 million, up 10% compared with last year; flat panel display (FPD) revenue was $203.6 million, 6% over the same quarter last year.

IC revenue in the fourth quarter was $125.4 million, up 7% sequentially and 18% compared with the fourth quarter of last year; FPD revenue was $55.8 million, up 6% over last quarter and 29% over the same period last year.

“Past investments in targeted technologies are paying off, as margin expansion is accompanying top-line growth,” added Kirlin.  “We are generating gross and operating margins already at the high-end of the three-year target model we presented last year, and our strong cash flow enables us to invest in the business while we also return cash to shareholders as part of our disciplined capital allocation.  With strong end market demand, solid balance sheet, broad geographic presence, and a team with a proven track record, we are excited about our future and optimistic we can deliver on our long-term target model objectives.”

First Quarter 2022 Guidance

For the first quarter of 2022, Photronics expects revenue to be between $178 million and $186 million, and net income attributable to Photronics, Inc. shareholders to be between $0.27 and $0.34 per diluted share.

Conference Call

A conference call to discuss these results is scheduled for 8:30 a.m. Eastern time on Wednesday, December 8, 2021.  The call can be accessed by logging onto Photronics' website at www.photronics.com.  The live dial-in number is (877) 377-7095 or (408) 774-4601 outside of the United States and Canada.  The call will be archived on Photronics’ website.

About Photronics

Photronics is a leading worldwide manufacturer of integrated circuit (IC) and flat panel display (FPD) photomasks. High precision quartz plates that contain microscopic images of electronic circuits, photomasks are a key element in the IC and FPD manufacturing process. Founded in 1969, Photronics has been a trusted photomask supplier for over 50 years.  As of October 31, 2021, the company had 1,728 employees. The company operates 11 strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the company can be accessed at www.photronics.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of the company and its subsidiaries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of Photronics to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Photronics’ Annual and Quarterly filings with the Securities and Exchange Commission under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by Photronics with the Securities and Exchange Commission from time to time. These risks and uncertainties include, but are not limited to, the current pandemic and future recurrences and other developments with respect thereto, governmental responses to the pandemic and related matters, changes in end markets resulting therefrom, changes in investment, tax, trade, exchange and other laws and regulations, compliance with local, State and Federal laws, rules and regulations including, but not limited to, import and export controls, tariffs and penalties, fines and violations related thereto, as well as economic, competitive, legal, governmental, political, monetary and fiscal policy, and technological factors and decisions we may make in the future regarding our business, capital structure and other matters. Photronics undertakes no obligation to release publicly any revisions to any forward-looking statements or, except as required to be disclosed in filings or furnishings with the Securities and Exchange Commission, to report events or to report the occurrence of unanticipated events. There is no assurance that Photronics’ expectations will be realized.